                             EXHIBITS 5.1 AND 23.1

                       [Hughes & Luce, L.L.P. Letterhead]

                                  July 14, 1999


Perot Systems Corporation
12404 Park Central Drive
Dallas, Texas  75251

Ladies and Gentlemen:

         We have acted as counsel to Perot Systems Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,404,000 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share, as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission.

         In rendering this opinion, we have examined and relied upon executed originals, counterparts, or copies of such documents, records, and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth below. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized, or certified copies.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

         This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of such Shares under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,


                                HUGHES & LUCE, L.L.P.


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